Exhibit 99.2

GILEAD SCIENCES, INC. AND PHARMASSET, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

The unaudited pro forma condensed combined financial statements and related financial information presented below are based on, and should be read in conjunction with: (i) the historical condensed consolidated financial statements and the related notes thereto of Gilead Sciences, Inc. (“Gilead”) included in its Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2011; and (ii) the historical condensed financial statements and the related notes thereto of Pharmasset, Inc. (“Pharmasset”) filed herewith as Exhibit 99.1. The unaudited pro forma condensed combined balance sheet and statements of income give effect to the acquisition of Pharmasset, as if it had occurred on January 1, 2010 for income statement purposes and as if the acquisition had occurred on September 30, 2011 for balance sheet purposes.

The historical condensed consolidated financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable and (3) with respect to the statements of income, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements and the separate historical financial statements of Gilead and Pharmasset.

The unaudited pro forma condensed combined financial information has been presented for informational purposes only and is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the acquisition been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

GILEAD SCIENCES, INC. AND PHARMASSET, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED

BALANCE SHEET

AS OF SEPTEMBER 30, 2011

(in thousands)

	Historical		Pro Forma Adjustments (Note 5)		Pro Forma Combined
	Gilead	Pharmasset (Note 2)
Assets
Current assets:
Cash and cash equivalents	$909,359	$166,455	$(501,338	) (a)	$574,476
Short-term marketable securities	1,347,776	—	(1,347,776	) (a)	—
Accounts receivable, net	1,867,092	—	—		1,867,092
Inventories	1,337,751	—	—		1,337,751
Deferred tax assets	283,856	—	—		283,856
Prepaid taxes	194,973	—	—		194,973
Prepaid expenses	90,817	—	—		90,817
Other current assets	115,643	3,528	43,380	(a)	162,551

Total current assets	6,147,267	169,983	(1,805,734)		4,511,516
Property, plant and equipment, net	761,190	1,983	—		763,173
Noncurrent portion of prepaid royalties	181,080	—	—		181,080
Noncurrent deferred tax assets	82,728	—	—		82,728
Long-term marketable securities	3,224,981	—	(3,143,181	) (a)	81,800
Intangible assets	2,111,003	—	10,898,579	(b)	13,009,582
Other noncurrent assets	131,649	239	23,420	(a)	155,308

Total assets	$12,639,898	$172,205	$5,973,084		$18,785,187

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,063,723	$5,703	$—		$1,069,426
Accrued government rebates	412,372	—	—		412,372
Accrued compensation and employee benefits	149,092	—	—		149,092
Income taxes payable	33,672	—	—		33,672
Other accrued liabilities	495,312	7,495	—		502,807
Deferred revenues	68,673	633	(633	) (c)	68,673
Current portion of long-term debt and other obligations, net	1,587	2,470	747,530	(f)	751,587

Total current liabilities	2,224,431	16,301	746,897		2,987,629
Long-term deferred revenues	34,704	1,425	(1,425	) (c)	34,704
Long-term debt, net	3,891,758	116	5,449,884	(f)	9,341,758
Long-term income taxes payable	117,025	—	—		117,025
Other long-term obligations	138,774	91	—		138,865
Stockholders’ equity:
Common stock	757	76	(76	) (d)	757
Additional paid-in capital	4,809,752	478,848	(478,848	) (d)	4,809,752
Accumulated other comprehensive income (loss)	(15,541)	—	(26,153	) (e)	(41,694)
Retained earnings (accumulated deficit)	1,321,796	(324,652)	282,805	(e)	1,279,949

Total controlling interest stockholders’ equity	6,116,764	154,272	(222,272)		6,048,764
Noncontrolling interest	116,442	—	—		116,442

Total stockholders’ equity	6,233,206	154,272	(222,272)		6,165,206

Total liabilities and stockholders’ equity	$12,639,898	$172,205	$5,973,084		$18,785,187

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements,

which are an integral part of these statements.

GILEAD SCIENCES, INC. AND PHARMASSET, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2010

(in thousands, except per share amounts)

	Historical		Pro Forma Adjustments (Note 5)		Pro Forma Combined
	Gilead	Pharmasset (Note 2)
Revenues:
Product sales	$7,389,921	$—	$—		$7,389,921
Royalty revenues	545,970	—	—		545,970
Contract and other revenues	13,529	998	—		14,527

Total revenues	7,949,420	998	—		7,950,418

Costs and expenses:
Cost of goods sold	1,869,876	—	—		1,869,876
Research and development	1,072,930	57,832	—		1,130,762
Selling, general and administrative	1,044,392	17,295	—		1,061,687

Total costs and expenses	3,987,198	75,127	—		4,062,325

Income from operations	3,962,222	(74,129)	—		3,888,093
Interest and other income, net	60,287	496	(50,126	) (g)	10,657
Interest expense	(108,961)	(2,083)	(247,497	) (h)	(358,541)

Income before provision for income taxes	3,913,548	(75,716)	(297,623)		3,540,209
Provision for income taxes	1,023,799	—	(97,667	) (i)	926,132

Net income (loss)	2,889,749	(75,716)	(199,956)		2,614,077
Net loss attributable to noncontrolling interest	11,508	—	—		11,508

Net income (loss) attributable to controlling interest	$2,901,257	$(75,716)	$(199,956)		$2,625,585

Net income per share attributable to Gilead common stockholders - basic	$3.39				$3.07

Shares used in per share calculation - basic	856,060				856,060

Net income per share attributable to Gilead common stockholders - diluted	$3.32				$3.01

Shares used in per share calculation - diluted	873,396				873,396

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements,

which are an integral part of these statements.

GILEAD SCIENCES, INC. AND PHARMASSET, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

(in thousands, except per share amounts)

	Historical		Pro Forma Adjustments (Note 5)		Pro Forma Combined
	Gilead	Pharmasset (Note 2)
Revenues:
Product sales	$5,969,025	$—	$—		$5,969,025
Royalty revenues	204,615	—	—		204,615
Contract and other revenues	11,367	650	—		12,017

Total revenues	6,185,007	650	—		6,185,657

Costs and expenses:
Cost of goods sold	1,539,963	—	—		1,539,963
Research and development	826,915	57,082	—		883,997
Selling, general and administrative	895,764	11,575	—		907,339

Total costs and expenses	3,262,642	68,657	—		3,331,299

Income from operations	2,922,365	(68,007)	—		2,854,358
Interest and other income, net	40,216	12	(37,925	) (g)	2,303
Interest expense	(130,420)	(660)	(149,094	) (h)	(280,174)

Income before provision for income taxes	2,832,161	(68,655)	(187,019)		2,576,487
Provision for income taxes	704,861	(973)	(62,658	) (i)	641,230

Net income (loss)	2,127,300	(67,682)	(124,361)		1,935,257
Net loss attributable to noncontrolling interest	11,192	—	—		11,192

Net income (loss) attributable to controlling interest	$2,138,492	$(67,682)	$(124,361)		$1,946,449

Net income per share attributable to Gilead common stockholders - basic	$2.72				$2.47

Shares used in per share calculation - basic	787,272				787,272

Net income per share attributable to Gilead common stockholders - diluted	$2.66				$2.42

Shares used in per share calculation - diluted	802,762				802,762

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements,

which are an integral part of these statements.

GILEAD SCIENCES, INC. AND PHARMASSET, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

1. Description of Transaction

On November 21, 2011, Gilead and Pharmasset announced that the companies signed a definitive agreement (the “Acquisition”) under which Gilead will acquire Pharmasset for $137.00 per share in cash through a tender offer. Upon completion of the transaction, Pharmasset would become a wholly-owned subsidiary of Gilead.

2. Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting, and was based on the historical financial statements of Gilead and Pharmasset. For ease of reference, all pro forma financial statements use Gilead’s fiscal periods. Accordingly, the financial results for Pharmasset for the year ended December 31, 2010 were derived from the audited financial statements included in Pharmasset’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010, plus the unaudited condensed financial results for the three months ended December 31, 2010 from the Quarterly Report on Form 10-Q for the quarter ended December 31, 2010, less the unaudited condensed financial results for the three months ended December 31, 2009 from the Quarterly Report on Form 10-Q for the quarter ended December 31, 2009. The financial results for Pharmasset for the nine months ended September 30, 2011 were derived from audited financial statements included in Pharmasset’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011 less the unaudited condensed financial results for the three months ended December 31, 2010 from the Quarterly Report on Form 10-Q for the quarter ended December 31, 2010. Certain reclassifications have been made to the historical financial statements of Pharmasset to conform with Gilead’s presentation, primarily related to the presentation of prepaid assets, other non-current assets and deferred rent.

Under the acquisition method of accounting, the total purchase price of $11.1 billion is to be allocated to the net tangible and intangible assets acquired and liabilities assumed of Pharmasset based on their estimated fair values. Management has made a preliminary allocation of the purchase price to the tangible and intangible assets acquired and liabilities assumed based on various estimates. The acquisition accounting is dependent upon certain valuations that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments included herein are preliminary, have been made solely for the purpose of providing unaudited pro forma condensed combined financial information and may be revised as additional information becomes available or as additional analyses are performed. Differences between the preliminary estimates reflected in these unaudited pro forma condensed combined financial statements and the final acquisition accounting will likely occur. These differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements or the combined company’s future results of operations and financial position.

The unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the Acquisition, the costs to integrate the operations of Gilead and Pharmasset or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

3. Accounting Policies

The unaudited pro forma condensed combined financial statements do not assume any differences in accounting policies. Upon consummation of the Acquisition, Gilead will conduct a review of Pharmasset’s accounting policies. As a result of that review, Gilead may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the unaudited pro forma combined financial statements. At this time, Gilead is not aware of any differences that would have a material impact on the combined financial statements.

4. Purchase Price

For purposes of presentation in the unaudited pro forma condensed combined financial statements, the estimated total purchase price for Pharmasset is $11.1 billion in cash. A preliminary estimate of the fair value of the assets to be acquired and the liabilities to be assumed by Gilead for this acquisition, reconciled to the estimate of consideration expected to be transferred is shown below. The final valuation of net assets acquired is expected to be completed as soon as possible after the acquisition date (in thousands):

Allocation of purchase price
Tangible assets and liabilities
Cash and cash equivalents	$163,869
Other current assets	3,528
Property, plant and equipment, net	1,983
Other noncurrent assets	239
Accounts payable	(5,703)
Other accrued liabilities	(7,495)
Other long-term obligations	(91)

Total net tangible assets	156,330

Intangible assets
Goodwill, IPR&D, and other intangible assets	10,898,579

Total allocated purchase price	$11,054,909

5. Pro Forma Adjustments

For purposes of preparing these unaudited pro forma condensed combined financial statements, we assumed the following adjustments:

Pro Forma Condensed Combined Balance Sheet as of September 30, 2011

(a)	Assumes the following sources and uses of cash (in thousands):

Assumed sources of cash
Sale of short-term marketable securities	$1,347,776
Sale of long-term marketable securities	3,143,181
Issuance of debt to fund the acquisition	6,200,000

Total assumed sources of cash	10,690,957

Assumed uses of cash
Repayment of Pharmasset’s outstanding debt	(2,586)
Short-term debt issuance costs	(43,380)
Long-term debt issuance costs	(23,420)
Acquisition costs	(68,000)
Cash purchase price	(11,054,909)

Total assumed uses of cash	(11,192,295)

Net cash adjustment	$(501,338)

(b)	Reflects a preliminary estimate of $10.9 billion for the portion of the total purchase price to be allocated to goodwill and other intangible assets. This preliminary allocation of the purchase price assumes that the intangible assets acquired consist of goodwill or other indefinite-lived intangible assets such as in-process research and development.

(c)	Reflects $2.1 million to reduce the carrying value of deferred revenue to the estimated fair value of Pharmasset’s obligations under Pharmasset’s contract revenue agreements.

(d)	Reflects the elimination of Pharmasset’s historical common stock and additional paid in capital as part of the Acquisition.

(e)	Assumes the following changes to accumulated other comprehensive income (loss) and retained earnings (in thousands):

Elimination of net unrealized gain on sale of marketable securities	$26,153
Elimination of Pharmasset’s accumulated deficit	324,652
Estimated acquisition related costs	(68,000)

Net change in retained earnings	$282,805

(f)	Assumed debt related adjustments (in thousands):

Short-term debt adjustments
Short-term debt issued	$750,000
Repayment of Pharmasset’s outstanding debt	(2,470)

Total short-term debt adjustments	$747,530

Long-term debt adjustments
Long-term debt issued	$5,450,000
Repayment of Pharmasset’s outstanding debt	(116)

Total long-term debt adjustments	$5,449,884

Pro Forma Condensed Combined Statements of Income for the Year Ended December 31, 2010 and for the Nine Months Ended September 30, 2011

(g)	Reflects an estimate of forgone interest income on cash and short-term and long-term marketable securities balances.

(h)

Reflects an estimate of the additional interest expense calculated based on weighted average rates of 3.33% for the year ended December 31, 2010 and 3.58% for the nine months ended September 30, 2011, $6.2 billion in debt incurred to fund the Acquisition and $67 million in debt issuance cost, partially offset by the elimination of Pharmasset’s interest expense incurred on Pharmasset’s outstanding debt which was assumed to be paid off immediately prior to the Acquisition. A change of  1/8 of a percent (0.125%) in the interest rate assumed for these pro forma purposes would result in an $8 million change in pro forma interest expense. A change of $10 million in the amount of new debt incurred would have a less than $1 million change in the annual pro forma interest expense.

(i)	Reflects the estimated tax benefit as a result of the assumed reduction of taxable income resulting from additional interest expense and lower interest income following the Acquisition.

Forward-looking Statements

These Unaudited Pro Forma Condensed Combined Financial Statements may be deemed to be forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by the words “believe,” “expect,” “anticipate,” “intend,” “estimate” and similar expressions. Such statements may include, but are not limited to, statements about the benefits of the pending acquisition between Gilead and Pharmasset, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. These forward-looking statements are based largely on management’s expectations and are subject to a number of risks and uncertainties. Actual results could differ materially from these forward-looking statements. Neither Gilead nor Pharmasset undertake any obligation to update publicly or revise any forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the possibility that the expected synergies from the Acquisition will not be realized, or will not be realized within the expected time period, including the tender of sufficient shares by Pharmasset’s stockholders; the risk that the businesses will not be integrated successfully; disruption from the Acquisition making it more difficult to maintain business and operational relationships; the possibility that the Acquisition does not close, including, but not limited to, due to the failure to satisfy the closing conditions; Gilead’s and Pharmasset’s ability to accurately predict future market conditions; dependence on the effectiveness of Gilead’s and Pharmasset’s patents and other protections for innovative products; Gilead’s ability to advance Pharmasset’s product pipeline; risks of unfavorable results from Gilead and Pharmasset’s clinical trials; the risk of new and changing regulation and health policies in the U.S. and internationally and the exposure to litigation and/or regulatory actions. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Gilead’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 filed with the SEC, Pharmasset’s Annual Report on Form 10-K for the year ended September 30, 2011 filed with the SEC, included in the “Risk Factors” section of each of these filings, and each company’s other filings with the SEC available at the SEC’s Internet site (http://www.sec.gov).